EXHIBIT 10.2

AMENDMENT NO. 1 TO CONSULTING AGREEMENT

This constitutes Amendment No. 1 to that certain Consulting Agreement (the “Agreement”), dated March 31, 2008, by and between ALL Fuels & Energy Company, a Delaware corporation (the “Company”), and Jeff Harsch (“Consultant”), pursuant to which the Company retained Consultant.

For good and adequate consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree, as follows:

 A. Paragraph 2 of Exhibit “B” of the Agreement is hereby deleted in its entirety and replaced with the following:

  “2. Method and Time of Exercise. The Option may be exercised, on a weekly basis, beginning on the date of mutual execution of the Agreement, to purchase a number of shares not to exceed 50,000 per week, by written notice delivered to the Company stating the number of Option Shares with respect to which the Option is then being exercised, together with a check, payable to the Company, or a wire transfer to the Company in the amount equal to the Exercise Price, multiplied by the number of Option Shares then being issued pursuant to the written notice of exercise. Only whole shares shall be issued upon exercise of the Option.”

In all other aspects, the Agreement is ratified and affirmed.

ALL FUELS & ENERGY COMPANY

By: /s/

Dean E. Sukowatey

President

/s/ JEFF HARSCH

Jeff Harsch

CONSULTING AGREEMENT

  This Consulting Agreement is made as of the _____ day of March, 2008, by and between Jeff Harsch, a resident of the State of Iowa (“Consultant”), and ALL Fuels & Energy Company, a Delaware corporation (the “Company”).

WHEREAS, the Company is in need of personnel with experience in corporate planning, strategy and negotiations with potential strategic business partners and general business development and planning; and

WHEREAS, Consultant possesses experience in corporate planning, strategy and negotiations with potential strategic business partners and general business development and planning; and

WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, with its common stock quoted on the OTC Bulletin Board under the symbol “AFSE”; and

WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

  1. The Company hereby engages Consultant, on a non-exclusive basis, to render consulting services with respect to corporate planning, strategy and negotiations with potential strategic business partners and general business development and planning. Consultant hereby accepts such engagement and agrees to render such consulting services as are listed on Exhibit “A” attached hereto and made a part hereof, throughout the term of this Agreement. Consultant agrees that he shall be responsible for ordinary, day-to-day expenses incurred in his performance hereunder. All other expenses, such as traveling and accommodation, shall be negotiated on a case-by-case basis.

    It is further agreed that Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company’s name or on behalf of the Company, in any manner. The parties intend that Consultant shall perform his services required hereunder as an independent contractor.

    Notwithstanding anything contained herein to the contrary, it is specifically understood and agreed by the parties that the aforementioned services to be provided by Consultant shall not, in any way, either directly or indirectly, engage in any capital raising efforts on behalf of the Company or promotion of the Company’s securities.

  2. The term of this Agreement shall commence upon the mutual execution of this Agreement and shall continue until February 28, 2009. This Agreement may be terminated by the Company, without cause, on three (3) days’ written notice.

  3. In consideration of the services to be performed by Consultant, the Company agrees to pay to Consultant the compensation set forth on Exhibit “B” attached hereto and made a part hereof.

  4. The Company represents and warrants to Consultant that:

    A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform her obligations hereunder.

    B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

    C. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

  5. Consultant represents and warrants to the Company that Consultant is under no legal disability with respect to entering into, and performing under, this Agreement.

  6. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant, including each of his affiliates, will not directly or indirectly buy or sell the securities of the Company at any time when he or they are privy to non-public information.

    Consultant agrees that he will not disseminate any printed matter relating to the Company without prior written approval of the Company.

    Consultant agrees that he will comply with all applicable securities laws, in performing on behalf of the Company hereunder.

  7. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

    Notices shall be addressed to Consultant at:

      Jeff Harsch

      ___________________

      ___________________

      ___________________

    and to the Company at:

      ALL Fuels & Energy Company

      Attention: Dean E. Sukowatey

      6165 N.W. 86th Street

      Johnston, Iowa 50131

  8. Miscellaneous.

    A. In the event of a dispute between the parties arising out of this Agreement, both Consultant and the Company agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its Minneapolis, Minnesota, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

    B. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

    C. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

    D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Iowa.

ALL FUELS & ENERGY COMPANY

By: /s/

Dean E. Sukowatey

President

/s/ JEFF HARSCH

Jeff Harsch

Exhibit “A”

Consulting Agreement

Jeff Harsch

SERVICES TO BE PERFORMED BY CONSULTANT ON BEHALF OF THE COMPANY

The consulting services to be provided by Consultant under the Consulting Agreement to which this Exhibit “A” is attached include, but shall not be limited to:

As requested by the Company, corporate planning, strategy and negotiations with potential strategic business partners and general business development and planning.

Perform such other tasks may be reasonably requested by the Company.

Consultant shall perform these services with the understanding that the above-referenced services will be performed principally in the United States.

It is understood that there may be times when the Company does not utilize the services or advice of Consultant. Any such failure of the Company to use, or seek in writing, Consultant’s advice and/or services and/or assistance, as set forth herein, shall not be deemed to be non-performance hereunder by Consultant.

Exhibit “B”

Consulting Agreement

Jeff Harsch

COMPENSATION TO BE PAID BY THE COMPANY TO CONSULTANT

As full payment for Consultant’s services under the Consulting Agreement (the “Agreement”) to which this Exhibit “B” relates, Consultant shall receive options to purchase shares of the Company’s common stock, as follows:

Consultant represents and warrants that he has investigated the Company, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, the Company with respect thereto. Consultant acknowledges that he is aware that the Company currently lacks adequate capital to pursue its full plan of business.

1. Number of Shares; Exercise Price. Pursuant to action taken by the Company’s board of directors, the Company hereby grants to Consultant, in consideration of consulting services to be performed for the benefit of the Company pursuant to the Agreement, an option (“Option”) to purchase the number of shares of Company common stock (“Option Shares”) set forth below, at the exercise price set forth below:

Number of Shares: 500,000 shares

    Exercise Price: The average VWAP of the Company’s common stock, as reported by the OTC Bulletin Board, for the ten trading days immediately preceding the date of exercise.

2. Method and Time of Exercise. The Option may be exercised, on a weekly basis, beginning on the date of mutual execution of the Agreement, to purchase a number of shares not to exceed 20,000 per week, by written notice delivered to the Company stating the number of Option Shares with respect to which the Option is then being exercised, together with a check, payable to the Company, or a wire transfer to the Company in the amount equal to the Exercise Price, multiplied by the number of Option Shares then being issued pursuant to the written notice of exercise. Only whole shares shall be issued upon exercise of the Option.

3. Term. The Option shall expire concurrently with the term of the Agreement.

4. Tax Withholding. As a condition to exercise of the Option, the Company may require Consultant to pay to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of the Option.

5. Transferability. The Option and this Agreement may not be assigned or transferred by Consultant, without the prior written consent of the Company.

6. Consultant Not a Shareholder. Consultant shall have no right as a shareholder with respect to the Option Shares issued from time to time upon exercise of the Option until the earlier of: (A) the date of issuance of a stock certificate or stock certificates to Consultant applicable to the Option Shares then issuable to Consultant upon exercise of the Option; and (B) the date on which Consultant is recorded as owner of such Option Shares on the Company's stock ledger by the Company's registrar and transfer agent. Except as set forth in paragraph 10 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the earlier of the event described in clauses (A) and (B) of this paragraph.

7. Restrictions on Transfer. Consultant represents and agrees that, upon Consultant’s exercise of the Option, unless there is in effect at that time under the Securities Act of 1933, as amended, a registration statement relating to the Option Shares, Consultant shall acquire the Option Shares for the purpose of investment and not with a view to their resale or further distribution, and that, upon such exercise hereof, Consultant will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance.

8. Shares Qualified for Listing. The Company represents that its common stock is qualified for trading or quotation on a nationally recognized securities exchange or stock quotation system, including, without limitation, the OTC Bulletin Board.

9. Status of Shares Underlying the Option Shares. All Option Shares issuable to Consultant shall be issued pursuant an effective registration statement under the Securities Act of 1933, as amended, including a registration statement on Form S-8.

10. Adjustments. If there is any change in the capitalization of the Company after the date of the Agreement affecting in any manner the number or kind of outstanding shares of common stock of the Company, whether by stock dividend, stock splits, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations, then the number and kind of shares then subject to the Option and the exercise price to be paid for the Option Shares shall be appropriately adjusted by the board of directors of the Company; provided, however, that in no event shall any such adjustment result in the Company being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the exercise price of each Option Share or other unit of security then covered by the Option and the Agreement.

11. Cessation of Corporate Existence. Notwithstanding any other provision of this Agreement, in the event of the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all of the assets of the Company or of more than fifty percent (50%) of the then outstanding stock of the Company to another corporation or other entity in a single transaction, the Option granted hereunder shall terminate; provided, however, that not later than five (5) days before the effective date of such merger or consolidation or sale of assets in which the Company is not the surviving corporation, the surviving corporation may, but shall not be so obligated to, tender to Consultant an option to purchase a number of shares of capital stock of the surviving corporation equal to the number of Option Shares then issuable upon exercise of the Option, and such new option or options for shares of the surviving corporation shall contain such terms, conditions and provisions as shall be required substantially to preserve the rights and benefits of the Option and this Agreement.